QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32(a)

Certification Pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report of CBS Corporation (the "Company") on Form 10-K for the period ending December 31, 2006 as filed with the Securities and Exchange Commission (the "Report"), I, Leslie Moonves, President and Chief Executive Officer of the Company, certify that to my knowledge:

          1.     the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2.     the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ LESLIE MOONVES Leslie Moonves March 1, 2007

QuickLinks

Certification Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002